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                                                                                                                Ex. 12(a)
Eaton Corporation
Ratio of Earnings to Fixed Charges
(Millions of Dollars)
                                                                              Three Months
                                                                             Ended March 31
                                                                     -------------------------------
                                                                            1995          1994
                                                                            ----          ----
Income before income taxes                                                       $163        $107

Adjustments:
 Interest expense                                                                  20          20
 Interest expense of 50% owned associate companies                                  0           0
 Amortization of debt issue costs                                                   0           0
 Portion of rent expense representing interest                                      6           6
 Interest expense capitalized in prior periods
  and amortized in current period                                                   2           2
 Minority interest in income (losses) of consolidated subsidiaries                  0           1
 Adjust recorded net income of 50% owned associate companies
  to 50% of income before income taxes                                              2           1
 Undistributed income (losses) of 20% to less than 50%
  owned associate companies                                                         0           0
                                                                     -------------------------------
   Income as adjusted                                                            $193        $137
                                                                     ===============================

Fixed charges:
 Interest expense                                                                 $20         $20
 Interest expense of 50% owned associate companies                                  0           0
 Amortization of debt issue costs                                                   0           0
 Interest expense capitalized                                                       3           3
 Portion of rent expense representing interest                                      6           6
                                                                     -------------------------------
  Total fixed charges                                                             $29         $29
                                                                     ===============================
Ratio of earnings to fixed charges                                               6.66        4.72


                                                                                      Year ended December 31
                                                                    -----------------------------------------------------------
                                                                       1994        1993        1992        1991        1990
                                                                       ----        ----        ----        ----        ----
Income before income taxes                                                $488        $262        $181        $101        $271

Adjustments:
 Interest expense                                                           83          65          80          77          76
 Interest expense of 50% owned associate companies                           1           1           1           1           1
 Amortization of debt issue costs                                            0           0           1           0           2
 Portion of rent expense representing interest                              22          14          15          16          18
 Interest expense capitalized in prior periods
  and amortized in current period                                            6           5           4           3           3
 Minority interest in income (losses) of consolidated subsidiaries          (2)         (3)          4           2           3
 Adjust recorded net income of 50% owned associate companies
  to 50% of income before income taxes                                       4           4           0           7           9
 Undistributed income (losses) of 20% to less than 50%
  owned associate companies                                                  1           2           0           0          (5)
                                                                    -----------------------------------------------------------
   Income as adjusted                                                     $603        $350        $286        $207        $378
                                                                    ===========================================================

Fixed charges:
 Interest expense                                                          $83         $65         $80         $77         $76
 Interest expense of 50% owned associate companies                           1           1           1           1           1
 Amortization of debt issue costs                                            0           0           1           0           2
 Interest expense capitalized                                               10          12           8           7           9
 Portion of rent expense representing interest                              22          14          15          16          18
                                                                    -----------------------------------------------------------
  Total fixed charges                                                     $116         $92        $105        $101        $106
                                                                    ===========================================================
Ratio of earnings to fixed charges                                        5.20        3.80        2.72        2.05        3.57
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